UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

FORGENT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20008	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Wild Basin Road

Austin TX, 78746

 (Address of principal executive offices and Zip Code)

(512) 437-2700

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Forgent Networks, Inc. (the “Company”) entered into a Rights Agreement on December 19, 2005 with American Stock Transfer & Trust Company LLC (the “Rights Agreement”), as previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005.

The Company wishes to amend and restate the Rights Agreement as of October 28, 2009 (the “Amended and Restated Rights Agreement”) to protect the Company’s ability to carry forward its net operating losses (the “NOLs”), which the Company believes are a substantial asset. The Amended and Restated Rights Agreement is designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986 as amended (the “Code”). Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the objective of preserving the value of the NOLs will be achieved.

On October 28, 2009, the Board of Directors (the “Board”) of the Company amended the rights and preferences of the previously declared dividend of one right (a “Right”) for each outstanding share of common stock of the Company, par value $0.01 per share (the “Common Stock”).  The dividend is payable on October 28, 2009 to the stockholders of record at the close of business on that date (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company, $0.01 par value (the “Preferred Stock”), at a price of $1.7465 per one thousandth of a share of Preferred Stock, subject to adjustment (the “Exercise Price”).  The Rights are not exercisable until the Distribution Date referred to below.  Until the Rights are exercised, the holders thereof will not have rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.  The description and terms of the Rights are set forth in the Amended and Restated Rights Agreement between the Company and American Stock Transfer & Trust Company LLC, dated as of October 28, 2009.  All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Amended and Restated Rights Agreement.

The Amended and Restated Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of the Company’s then-outstanding Common Stock without the prior approval of the Board.  Stockholders who own 4.9% or more of the Company’s then-outstanding Common Stock as of the close of business on the Record Date, will not trigger the Amended and Restated Rights Agreement so long as they do not increase their ownership of the Common Stock after the Record Date by more than one-half of 1% of the then-outstanding Common Stock.  A person or group that acquires shares of the Company’s common stock in excess of the above-mentioned applicable threshold, subject to certain limited exceptions, is called an “Acquiring Person.” Any rights held by an Acquiring Person are void and may not be exercised.

The Rights will not be exercisable until 10 days after a public announcement by the Company that a person or group has become an Acquiring Person.  Until the date that the Rights become exercisable (the “Distribution Date”), Common Stock certificates will evidence the Rights and will contain a notation to that effect.  Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights.  If the Rights become exercisable, each Right would allow its holder to purchase from the Company one one-thousandth of a share of Preferred Stock for a purchase price of $1.7465.  Each fractional share of Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of Common Stock.  After the Distribution Date, the Rights will be separated from the Common Stock and be evidenced by a rights certificate, which the Company will mail to all holders of the rights that are not void.

In addition, if a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase a number of shares of the Common Stock (in lieu of Preferred Stock) with a market value of twice the exercise price, upon payment of the purchase price.

The Rights will expire on the earliest of (a) the Final Expiration Date (defined below), (b) the exchange or redemption of the Rights, (c) consummation of a merger or consolidation or sale of assets resulting in expiration of the Rights, (d) the consummation of a reorganization transaction entered into by the Company that the Board determines will help prevent the Company from experiencing an “Ownership Change,” as defined in Section 382 of the Code and protect the Company’s NOLs, (e) the repeal of Section 382 of the Internal Revenue Code or any successor statute, or any other change, if the Board determines the Amended and Restated Rights Agreement is no longer necessary for the preservation of tax benefits, or (f) the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward..

The Final Expiration Date is October 28, 2019; provided that (i) if the Amended and Restated Rights Agreement shall not have been submitted for approval and approved by the requisite number of the Company’s stockholders on or before April 28, 2010, the Final Expiration Date shall be April 28, 2010 and (ii) if the Amended and Restated Rights Agreement is submitted for the approval and not approved by the requisite number of the Company’s stockholders, the Final Expiration Date shall be the date of such stockholder determination.

The Company may, at its option and with the approval of the Board, at any time prior to the close of business on the earlier of (i) the tenth day following the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or such later date as may be determined by action of a majority of the members of the Board of Directors then in office and publicly announced by the Company or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right (such redemption price being herein referred to as the “Redemption Price”).  The Redemption Price is subject to adjustment to reflect any stock split, stock dividend or similar transaction occurring after the date of the Amended and Restated Rights Agreement.  The Company may, at its option, pay the Redemption Price either in Common Stock (based on the current per share market price thereof, as determined pursuant to Section 11(d) of the Amended and Restated Rights Agreement) or cash; provided, that if the Board of Directors of the Company authorizes redemption of the Rights on or after the time a person becomes an Acquiring Person, then such authorization shall require the concurrence of a majority of the members of the Board then in office.

In addition, after a person becomes an Acquiring Person the Board of the Company may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

The Board may adjust the purchase price of the Preferred Stock, the number of shares of the preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the Preferred Stock or Common Stock.

Before the time the Rights cease to be redeemable, the Board may amend or supplement the Amended and Restated Rights Agreement without the consent of the holders of the Rights.  At any time thereafter, the Board may amend or supplement the Amended and Restated Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Amended and Restated Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable.

The Rights have certain anti-takeover effects.  The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board.  The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be redeemed by the Company at the Redemption Price prior to the date ten days after the public announcement that a person or group has become the beneficial owner of 4.9% or more of the Common Stock, and any securities which a person or any of such person’s affiliates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between the Company and such person may be excluded from the calculation of their beneficial ownership if such agreement has been approved by the Board of Directors of the Company prior to them becoming an Acquiring Person.

The Amended and Restated Rights Agreement, specifying the terms of the Rights and including the form of the Rights Certificate, is an exhibit hereto and is incorporated herein by reference.  The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company will file an Amended and Restated Certificate of Designation (the “Amended and Restated Certificate of Designation”) of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware in order to amend the rights and preferences of the Preferred Stock. See the description in Item 3.03 of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Preferred Stock. A copy of the form of the Amended and Restated Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

The Board approved the reimbursement of certain direct out of pocket legal and proxy-related expenses incurred by certain individuals and entities including, Red Oak Partners, LLC, Pinnacle Fund, LLLP, Bob Graham, Pat Goepel, Tony Tristani, Fenil Shah, and James Gladney.  Red Oak Partners, LLC and Pinnacle Fund, LLLP are affiliated with David Sandberg, the Company’s Chairman of the Board. Mr. Graham is a director of the Company, and Mr. Goepel is a director of the Company and Interim Chief Executive Officer.  The aggregate amount reimbursed to such individuals and entities was $478,621.28.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit	Description

3.1	Form of Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1	Form of Rights Certificate.

4.2	Amended and Restated Rights Agreement, dated as of October 28, 2009, by and between the Company and American Stock Transfer & Trust Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 28, 2009

FORGENT NETWORKS, INC.

By:     /s/ David Sandberg

Name: David Sandberg

Title: Chairman